UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT




     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




                Date of report (Date of earliest event reported):
                                 March 13, 1998





                               AMEREN CORPORATION
             (Exact name of registrant as specified in its charter)




          Missouri                                                43-1723446
(State or other jurisdiction       (Commission                (I.R.S. Employer
     of incorporation)             File Number)              Identification No.)





                 1901 Chouteau Avenue, St. Louis, Missouri 63103
              (Address of principal executive offices and Zip Code)






       Registrant's telephone number, including area code: (314) 621-3222

ITEM 5.           OTHER EVENTS

     On December 31, 1997, Union Electric Company ("UE") and CIPSCO Incorporated ("CIPSCO"), parent company of Central Illinois Public Service Company ("CIPS"), combined to form Ameren Corporation ("Ameren") with the result that common shareholders of UE and CIPSCO became the common shareholders of Ameren and Ameren became the owner of 100% of the common stock of CIPS and UE. Ameren's unaudited consolidated revenues and net income for the one month period ended January 31, 1998, are $245 million and $20 million, respectively.





                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                      AMEREN CORPORATION
                                                         (Registrant)


                                                      By  /s/ James C. Thompson
                                                          ---------------------
                                                              James C. Thompson
                                                              Secretary

Date:  March 13, 1998

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